Exhibit 99.1

February 5, 2026

Cemtrex Completes Acquisition of Richland Industries, Expanding Its Industrial Services Platform into the Southeast

Hauppauge, NY, Feb. 05, 2026 (GLOBE NEWSWIRE) — Cemtrex, Inc. (Nasdaq: CETX) today announced that its Advanced Industrial Services (“AIS”) subsidiary has acquired all the assets of Richland Industries (“Richland”), an industrial services and fabrication company located in Tennessee. In connection with the transaction, AIS established a new subsidiary, AIS Tennessee to acquire and operate the business and its primary facility. The acquisition extends the Company’s industrial services platform into one of the fastest-growing industrial regions in the United States.

The transaction represents a significant next step in AIS’s multi-year evolution. Since fiscal 2022, AIS has grown from approximately $21 million in annual revenue to approximately $38 million in fiscal 2025, while maintaining consistent gross margins and operating profitability. That progress has been driven by diligent execution, financial discipline, and a focus on complex industrial, infrastructure, and manufacturing work. With that foundation in place, the Company is now expanding the platform geographically, applying the same operating model at greater scale.

Richland Industries brings established fabrication, mechanical installation, and industrial services capabilities, along with a contracted backlog that provides near-term revenue visibility. The business serves customers across industrial manufacturing, clean water and environmental infrastructure, government facilities, and defense-related supply chains.

As part of the transaction, AIS acquired the Pulaski, Tennessee property from which Richland operates. The site includes a 70,000 square foot facility situated on 25 acres and includes significant excess land for future expansion. The location provides direct access to key Southeastern markets, including Huntsville, Alabama, which has become a major hub for aerospace, defense, and advanced manufacturing investment, as well as Nashville, Birmingham, and other regional industrial centers.

This acquisition marks the fourth owned industrial property in the Company’s Industrial Services portfolio. AIS currently owns operating facilities in Manchester, York, and Columbia, Pennsylvania, and selectively acquires real estate where long-term operational control supports execution and value creation. Ownership of operating facilities is a core element of AIS’s strategy. Industrial services businesses are asset-intensive, difficult to relocate, and highly dependent on layout, yard space, lifting capacity, and logistics. By owning critical real estate where appropriate, AIS reduces execution risk, avoids long-term lease uncertainty, and creates capacity for organic growth over time, while allowing the underlying properties to compound in value alongside the operating businesses.

“Over the last several years, AIS has focused on building scale the right way,” said Saagar Govil, Chairman and CEO of Cemtrex. “We strengthened margins, improved execution, and demonstrated that the platform can grow while maintaining its operating model. Establishing AIS Tennessee is a natural extension of that work. This next phase is about deploying a proven operating framework into a new region where long-term industrial and defense investment continues to accelerate.”

AIS Tennessee is expected to operate within AIS’s existing management and operating structure, with an initial focus on executing backlog, integrating capabilities, and selectively pursuing opportunities that align with AIS’s historical margin profile. Based on historical performance and current backlog, AIS Tennessee is expected to contribute approximately $8 to $10M in revenue over the next twelve months.

AIS purchased the business assets and property for $5.5 million and assumed certain operating liabilities in connection with the transaction. The acquisition and property purchase was financed through loans from Fulton Bank, and no equity was issued as part of this transaction.

The acquisition of Richland and formation of AIS Tennessee represents Cemtrex’s second completed acquisition in the current fiscal year and reflects the Company’s broader objective of building durable, asset-backed operating businesses with long-term growth potential.

About Cemtrex

Cemtrex, Inc. (Nasdaq: CETX) is a diversified industrial and technology company operating across the Security, Industrial, and Aerospace & Defense sectors. The Company’s Security segment, led by Vicon Industries, provides advanced video management software, high-performance security cameras, and integrated surveillance solutions for enterprise, government, and critical infrastructure customers. Its Industrial segment, through Advanced Industrial Services (AIS), delivers specialized rigging, millwrighting, process piping, and equipment installation services to manufacturers nationwide. Cemtrex’s Aerospace & Defense segment, anchored by Invocon, provides mission-critical engineering, instrumentation, and sensing solutions supporting aerospace, defense, and space-based programs. With a focus on disciplined execution and strategic growth, Cemtrex is committed to building durable businesses that enhance safety, reliability, and long-term value for its customers and shareholders.

For more information, visit www.cemtrex.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the closing of the acquisition. These forward-looking statements are based on management’s current expectations and are subject to certain risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by such forward looking statements. Statements made herein are as of the date of this press release and should not be relied upon as of any subsequent date. These risks and uncertainties are discussed under the heading “Risk Factors” contained in our Form 10-K filed with the Securities and Exchange Commission. All information in this press release is as of the date of the release and we undertake no duty to update this information unless required by law.

Investor Relations:

investors@cemtrex.com

Source: Cemtrex Inc.